Exhibit 99.2

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
TO PRESENT AT RAYMOND JAMES
32ND ANNUAL INSTITUTIONAL INVESTORS CONFERENCE

March 7, 2011 (The Woodlands, Texas), TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) announced today that it will participate in the Raymond James 32nd Annual Institutional Investors Conference to be held in Orlando, Florida on March 6 through 9, 2011. Stuart M. Brightman, TETRA’s President and Chief Executive Officer, and Joseph M. Abell, TETRA’s Sr. Vice President and Chief Financial Officer, are scheduled to present at the conference on Tuesday, March 8 at 4:35 p.m. ET. An audio-only webcast of the presentation may be accessed at wsw.com/webcast/rj62/tti/. Presentation slides will be available on TETRA’s website at tetratec.com on March 8.

TETRA is a geographically diversified  oil and gas services company focused on completion fluids and other products, production testing, wellhead compression, and selected offshore services including well plugging and abandonment, decommissioning, and diving, with a concentrated domestic exploration and production business.

Contact:

TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

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